For Immediate Release

Executive Contacts:
Charles J. Kleman	F. Michael Smith
Chief Financial Officer	Vice President
Chico’s FAS, Inc.	Investor and Community Relations
(239) 274-4105	Chico’s FAS, Inc.
(239) 274-4797
Chico’s FAS, Inc. Announces Stock Repurchase Program
     Fort Myers, FL — March 13, 2006 - Chico’s FAS, Inc. (NYSE: CHS) today announced a plan to repurchase up to $100 million of the Company’s outstanding shares of common stock over the next twelve months. The Board authorization allows shares to be acquired from time to time on the open market and in private transactions, depending on prevailing market conditions.
     Scott A. Edmonds, President and CEO, commented, “The Company’s adoption of the stock repurchase program reflects management’s continued confidence in the short and long term growth of our brands and our commitment to enhancing shareholder value. Our outstanding financial performance, strong balance sheet, and healthy free cash flow afford us the opportunity to take this action, fund future growth, and sustain cash reserves to take advantage of future opportunities. By reducing shares outstanding, the common stock repurchase program is expected to enhance the book value per share and earnings per share of the Company’s remaining shares.”
     Chico’s plans to fund the stock repurchase program from its cash flow from operations. The timing, actual number, and value of shares to be purchased will depend on the performance of Chico’s stock price and market conditions. The Company will disclose its purchases with each 10-Q filing. There is no obligation to repurchase shares under the authorization.
     The Company is a specialty retailer of private label, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing gift items. The Company operates 782 women’s specialty stores, including stores in 47 states, the District of Columbia, the U.S. Virgin Islands and Puerto Rico operating under the Chico’s, White House | Black Market, Soma by Chico’s and Fitigues names. The Company owns 502 Chico’s front-line stores, 31 Chico’s outlet stores, 199 White House | Black Market front-line stores, 8 White House | Black Market outlet stores, 16 Soma by Chico’s stores, 11 Fitigues front-line stores and 1 Fitigues outlet store; franchisees own and operate 14 Chico’s stores.
Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the

Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.
For more detailed information, please call (877) 424-4267 to listen to the Company’s monthly sales information and investor relations line
A copy of a slide show addressing the Company’s recent financial results and current plans for expansion is available on the Company’s website at http://www.chicos.com in the investor relations section
Additional investor information on Chico’s FAS, Inc. is available free of charge on the Company’s website at http://www.chicos.com in the investor relations section